Exhibit 12

                   MSW ENERGY HOLDINGS II LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                            (in thousands of dollars)

                                          For the Three        For the Three
                                           Months Ended         Months Ended
                                          March 31, 2005       March 31, 2004
                                        ------------------   ------------------

EARNINGS:
   Pre-tax income from continuing
    operations before adjustment for
    minority interest in consolidated
    subsidiary                            $        3,491       $         (275)

   Less earnings attributable to
    Ref-Fuel Holdings prior to
    consolidation                                      -                4,218
                                        ------------------   ------------------
                                          $        3,491       $       (4,493)



   Add (deduct):
       Fixed charges                      $       16,319       $        4,494
       Distributed earnings of
       Ref-Fuel Holdings prior to
        consolidation                                  -               24,000
                                        ------------------   ------------------

   Earnings, as adjusted                  $       19,810       $       24,001
                                        ==================   ==================

FIXED CHARGES:
   Interest expense                       $       16,319       $        4,494
                                        ------------------   ------------------
   Fixed charges                          $       16,319       $        4,494
                                        ==================   ==================

RATIO OF EARNINGS TO FIXED
 CHARGES:
                                                    1.21  x              5.34  x
                                        ==================   ==================